UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

CHEMUNG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-13888	16-1237038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY		14901
(Address of principal executive offices)		(Zip Code)

(607) 737-3711
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.16e-4(c))

ITEM 8.01    OTHER EVENTS

Chemung Financial Corporation (the “Corporation”) received approval from the State of Nevada for the creation of a new captive insurance subsidiary, named Chemung Risk Management, Inc. (the “Subsidiary”), on May 31, 2016. The purpose of the Subsidiary is to insure gaps in commercial coverage and uninsured exposures in the Corporation’s current insurance coverages and allow the Corporation to strengthen its overall risk management program. The Corporation will recognize approximately $170 thousand in one-time expenses associated with the feasibility and implementation of the Subsidiary during the first half of 2016 and will have annual costs of approximately $90 thousand associated with the on-going operations of the Subsidiary. Beginning in fiscal year 2017, the Corporation expects to receive a potential net benefit of approximately $370 thousand associated with the insurance premium exclusion, for income tax purposes, provided to captive insurance companies. This net benefit will be reduced by claims submitted to the Subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

June 2, 2016	By:	/s/ Karl F. Krebs
Karl F. Krebs
Chief Financial Officer and Treasurer